POWER OF ATTORNEY

I hereby constitute and appoint each of Ryan Darrah, Maite Garcia and Jed Rosenkrantz signing singly, my true and lawful attorney-in-fact to:

(1)
execute for and on my behalf, in my capacity as an affiliate of Forrester Research, Inc. (the "Company"), Forms 144 in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;
(2)
do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form 144 and timely file such form with the United States Securities and Exchange Commission and any other authority as required by law; and
(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the attorney-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Rule 144 of the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 144 with respect to my transactions in Company securities, unless I earlier revoke it in a signed writing delivered to the attorneys-in-fact. Upon signature of this Power of Attorney, I hereby revoke all previous powers of attorney granted concerning the subject matter herein.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 20th day of August, 2026.

Signature

/s/ L. Christian Finn

L. Christian Finn